Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-138821, 333-153816, 333-156631) on Form S-8 of our report dated June 7, 2018 related to the financial statement of the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees as of December 31, 2017, appearing in the annual report on Form 11-K of the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees as of December 31, 2018.

/s/ Plante & Moran, PLLC

Southfield, Michigan

June 21, 2019